                                                                    EXHIBIT 99.1

[GLENBOROUGH REALTY TRUST LETTERHEAD]
                                                           FOR IMMEDIATE RELEASE


CONTACT: Andrew Batinovich, President and CEO
         Stephen Saul, Executive Vice President and CFO
         Phone:  650.343.9300      Fax:  650.343.7438
         www.glenborough.com - shareholderservices@glenborough.com


                    GLENBOROUGH REPORTS THIRD QUARTER RESULTS

SAN MATEO, CALIFORNIA, October 28, 2004 --- Glenborough Realty Trust (NYSE: GLB, GLB PrA) reported the following results for the third quarter ended September 30, 2004:

     NET INCOME was $0.4 million, or $0.01 per diluted common share, as compared with a loss of $1.1 million or $0.04 per share for the third quarter of 2003. The third quarter of 2004 included a charge of $2.0 million, or $0.06 per diluted common share related to a non-cash loss on early extinguishment of debt. The third quarter of 2004 included a $0.7 million gain on sale, or $0.02 per diluted common share, as compared with a $3.4 million loss on sale, or $0.11 per diluted common share, for the third quarter of 2003.

     FUNDS FROM OPERATIONS (FFO) was $15.5 million, or $0.44 per diluted common share. Included in the third quarter of 2004 was a charge of $2.0 million, or $0.06 per diluted common share associated with a non cash loss on extinguishment of debt. In comparison, in the third quarter of 2003, FFO was $16.0 million, or $0.52 per diluted common share. Included in the third quarter of 2003 were charges of $0.8 million, or $0.02 per diluted common share related to a non-cash loss on early extinguishment of debt and impairment of real estate assets.

     ADJUSTED FUNDS FROM OPERATIONS (AFFO) was $11.9 million, or $0.34 per diluted common share. In comparison, in the third quarter of 2003, AFFO was $12.6 million, or $0.41 per diluted common share.

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ACQUISITIONS AND DISPOSITIONS

During the quarter, the Company sold two non-core assets - 90 Libbey Parkway, a 79,825 square foot R&D office property located in Weymouth, Massachusetts and a 79,480 square foot office flex property located in Germantown, Maryland for total sales proceeds of $13.5 million. The Company recognized a gain on sale of $0.7 million in these transactions. The Company acquired Three Gateway Center, an 80,000 square foot office building located at Gateway Business Park in Denver for a total acquisition price of $8.5 million. Three Gateway Center was developed in conjunction with Glenborough's partner at Gateway Business Park. The property is fully leased with the Transportation Security Agency, the Department of Defense and Fujitsu as its major tenants. This acquisition increases the Company's office assets at Gateway Business Park to 302,000 square feet. Glenborough's Gateway Business Park office assets are 97% leased and benefit from their close proximity to the Denver International Airport. Details on Three Gateway Center can be viewed on the Company's website at www.glenborough.com.

OFFICE PORTFOLIO PERFORMANCE

For the quarter, same store net operating income decreased by 0.5%, as compared with the third quarter of 2003. Same store revenue was up 0.6% and expenses were up 2.2% as compared to the prior period. Same store occupancy was 86.8% at third quarter-end 2004 as compared with 88.0% one year ago. At quarter-end, overall occupancy was 88.7%. During the quarter, Glenborough experienced net absorption of 18,322 square feet and revenue per occupied square foot increased 1.8%, from $22.95 to $23.37. Year-to-date same store net operating income increased 0.7% based upon a 1.1% increase in rental revenues and a 1.7% increase in operating expenses.

The Company's Quarterly Supplemental Information Report for the period ended September 30, 2004 provides further detail on property and sector operating performance. The report is available in the Shareholder Services section of the Company's website at www.glenborough.com.


BALANCE SHEET AND OPERATING RATIOS

At quarter-end, Glenborough had $794.9 million of debt with a 47% ratio of debt to total market capitalization. Glenborough's key operating ratios remain strong, with 3.5 times interest coverage and

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2.4 times fixed charge coverage. Floating rate debt as a percentage of all debt decreased to 27% from 35% at year-end 2003 as a result of fixing $50 million of secured financing during the quarter.


FFO GUIDANCE

For 2005, the Company estimates Funds From Operations to be in the range of $2.00 to $2.04 per diluted common share. This estimate is based on 11% lease rollover in 2005 and average portfolio occupancy of 87% to 88%. The Company's estimates do not include write-off of unamortized loan fees; dilution or accretion from asset sales or acquisitions; asset impairment charges; prepayment penalties; changes in generally accepted accounting principles including the expensing of stock options; charges for the redemption of preferred stock or changes in the definition of FFO.

We expect that slight increases in occupancy combined with modest rent increases on renewals will result in a small increase in revenues. Revenue gains will be largely offset by increased operating costs, driven in particular by real property taxes and utilities. In 2006, we expect the growth in occupancy and rents to outpace the expense increases and lead to real NOI growth.

Andrew Batinovich, President and CEO commented, "Over the past few years, we have continued to upgrade our portfolio and concentrated our investments in our top five markets. We have also improved our balance sheet by lowering overall leverage. We are being disciplined with our current acquisition efforts as we continue to focus on our core markets. Through these efforts, we believe that we are well positioned for earnings growth in 2006 with the recovery in the office market."


DIVIDENDS

On September 15, 2004, the Board of Directors declared a dividend of $0.35 per share of common stock for the third quarter of 2004. This dividend was paid on October 15, 2004 to stockholders of record on October 1, 2004 and represented an annualized dividend of $1.40 per share. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company's 7.75% Series A Convertible Preferred Stock. This dividend was paid on October 15, 2004 to stockholders of record on September 24, 2004 and represented an annualized dividend of $1.9375 per share of Preferred Stock.


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CONFERENCE CALL

Glenborough will host a conference call to discuss these matters on Thursday, October 28, 2004 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-888-208-1814 (confirmation code 944792) preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Monday, November 1, 2004 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 944792.


Glenborough is a REIT which is focused on owning high-quality, multi-tenant office properties. The Company has a portfolio of 63 properties as of September 30, 2004. The portfolio encompasses approximately 11 million square feet, concentrated in Washington D.C., Southern California, Northern New Jersey, Boston, and Northern California.
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                             SUMMARY FINANCIAL DATA
                (unaudited; in thousands, except per share data)

                                                           QUARTER ENDED                 YEAR TO DATE
                                                       ---------------------        ---------------------
                                                       SEP 30 04   SEP 30 03        SEP 30 04   SEP 30 03
                                                       ---------   ---------        ---------   ---------
Net income                                             $ 3,719      $ 3,533         $ 26,425    $ 24,392

Net income (loss) available to Common Stockholders         410       (1,119)           6,993       9,977

Net income plus depreciation and amortization           19,694       17,561           73,255      66,799
Funds from operations (FFO)                             15,519       15,958           41,655      40,561
Adjusted funds from operations (AFFO)                   11,908       12,627           28,468      31,395

PER DILUTED COMMON SHARE

Net income (loss) available to Common Stockholders     $  0.01      $ (0.04)         $  0.22      $ 0.36
Net income plus depreciation and amortization             0.62         0.57             2.36        2.42
Funds from operations (FFO)                               0.44         0.52             1.21        1.32
Adjusted funds from operations (AFFO)                     0.34         0.41             0.83        1.02


Dividends declared per common share outstanding        $  0.35      $  0.35          $  1.05      $ 1.21

PAYOUT RATIOS
Dividend payout ratio (FFO)                              79.5%         67.3%            86.8%       91.7%
Dividend payout ratio (AFFO)                            102.9%         85.4%           126.5%      118.6%

EXCLUDING ONE-TIME CHARGES
Funds from operations (FFO)                            $  0.50      $  0.54          $  1.50      $ 1.71
Adjusted funds from operations (AFFO)                     0.34         0.41             1.06        1.19
Dividend payout ratio (FFO)                              70.0%         64.8%            70.0%       70.3%
Dividend payout ratio (AFFO)                            102.9%         85.4%            99.1%      101.7%

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                            GLENBOROUGH REALTY TRUST
                      Consolidated Statements of Operations
          (unaudited, in thousands, except share and per share amounts)

                                                          FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                        -----------------------------       ------------------------------
                                                         SEP 30 '04        SEP 30 '03        SEP 30 '04        SEP 30 '03
                                                        ------------      ------------      ------------      ------------
OPERATING REVENUE
Rental revenue                                          $     48,205      $     43,792      $    142,949      $    126,792
Fees and reimbursements including from
related parties                                                  757               791             2,618             2,559
                                                        ------------      ------------      ------------      ------------
Total operating revenue                                       48,962            44,583           145,567           129,351

OPERATING EXPENSES
Property operating expenses                                   16,559            14,950            49,505            42,503
General and administrative                                     3,026             2,064             9,207             9,605
Depreciation and amortization                                 15,933            13,038            45,988            37,195
Provision for impairment of real estate assets                  --                 580              --               2,852
                                                        ------------      ------------      ------------      ------------
Total operating expenses                                      35,518            30,632           104,700            92,155

Interest and other income                                        567               835             2,037             2,758
Equity in earnings of unconsolidated operating
joint ventures                                                   158               174               594               478
Interest expense                                              (9,395)           (8,559)          (27,310)          (23,844)
Loss on early extinguishment of debt                          (1,950)             --              (2,035)             --
Provision for impairment of non-real estate assets              --                --                --              (3,905)
                                                        ------------      ------------      ------------      ------------
Income before minority interest, discontinued
operations and cumulative effect of change in
accounting principle                                           2,824             6,401            14,153            12,683
Minority interest                                                (29)              147              (684)           (1,054)
                                                        ------------      ------------      ------------      ------------
Income before discontinued operations and
cumulative effect of change in accounting principle            2,795             6,548            13,469            11,629

DISCONTINUED OPERATIONS:
Net operating income                                             308             2,606             2,135            16,598
Depreciation and amortization                                    (42)             (990)             (842)           (5,212)
Interest expense                                                 (45)           (1,005)             (656)           (5,190)
Loss on early extinguishment of debt                             (40)             (177)              (40)           (5,588)
Gain (loss) on sales of real estate assets                       743            (3,449)           13,271            12,155
                                                        ------------      ------------      ------------      ------------
Discontinued operations                                          924            (3,015)           13,868            12,763
                                                        ------------      ------------      ------------      ------------
Income before cumulative effect of change in
accounting principle                                           3,719             3,533            27,337            24,392
Cumulative effect of change in accounting principle             --                --                (912)             --
                                                        ------------      ------------      ------------      ------------
NET INCOME                                                     3,719             3,533            26,425            24,392
Preferred dividends                                           (3,318)           (4,889)          (11,459)          (14,669)
Dividend paid on redeemed preferred stock                       --                --              (2,073)             --
(Premium)/discount and writeoff of issuance costs
on redemption                                                      9               237            (5,900)              254
                                                        ------------      ------------      ------------      ------------
Net income (loss) available to common
stockholders                                            $        410      $     (1,119)     $      6,993      $      9,977
                                                        ============      ============      ============      ============
Net income (loss) available to common
stockholders per diluted common share                   $       0.01      $      (0.04)     $       0.22      $       0.36
                                                        ============      ============      ============      ============
Diluted weighted average shares outstanding               31,682,728        30,901,644        31,084,557        27,612,311

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                            GLENBOROUGH REALTY TRUST
                  Reconciliation of Net Income to FFO and AFFO
          (unaudited, in thousands, except share and per share amounts)

                                                           FOR THE THREE MONTHS ENDED           FOR THE NINE MONTHS ENDED
                                                         ------------------------------      ------------------------------
                                                          SEP 30 '04        SEP 30 '03        SEP 30 '04        SEP 30 '03
                                                         ------------      ------------      ------------      ------------
Net Income                                                      3,719             3,533            26,425            24,392
Cumulative effect of change in accounting principle              --                --                 912              --
Real estate depreciation and amortization net of
minority interest                                              14,254            12,338            41,729            37,317
Preferred dividends                                            (3,318)           (4,889)          (11,459)          (14,669)
Dividend paid on redeemed preferred stock                        --                --              (2,073)             --
(Premium)/discount and writeoff of issuance costs
on redemption                                                       9               237            (5,900)              254
(Gain) loss on sale from discontinued operations
net of minority interest                                         (677)            3,112           (12,091)          (10,967)
Adjustment to reflect FFO of unconsolidated
operating joint ventures                                          178               101               536               326
Adjustment to reflect FFO of minority interest                  1,354             1,526             3,576             3,908
                                                         ------------      ------------      ------------      ------------
FUNDS FROM OPERATIONS AVAILABLE TO
COMMON STOCKHOLDERS AND OP
UNITHOLDERS                                              $     15,519      $     15,958      $     41,655      $     40,561

Amortization of deferred financing fees                           771               766             2,371             2,343
Non-real estate depreciation                                      330               354             1,029             1,048
Adjustment for SFAS No. 13 and SFAS No. 141 rents              (2,015)           (1,487)           (5,790)           (5,103)
Non-cash loss on early extinguishment of debt                   1,959               177             2,044               177
Provision for impairment of real estate and non-real
estate assets                                                    --                 580              --               6,757
Capital reserve                                                (4,656)           (3,721)          (12,841)          (14,388)
                                                         ------------      ------------      ------------      ------------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO
TO COMMON STOCKHOLDERS AND OP
UNITHOLDERS                                              $     11,908      $     12,627      $     28,468      $     31,395
                                                         ============      ============      ============      ============

FFO per diluted common share                             $       0.44      $       0.52      $       1.21      $       1.32
AFFO per diluted common share                            $       0.34      $       0.41      $       0.83      $       1.02
Diluted weighted average common shares
and OP units outstanding for calculation of
FFO and AFFO                                               34,937,222        30,901,644        34,441,182        30,808,432

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                            GLENBOROUGH REALTY TRUST
                           Consolidated Balance Sheets
                            (unaudited, in thousands)


                                                                                       September 30,    December 31,
                                                                                           2004             2003
                                                                                        -----------      -----------
ASSETS
Rental properties, gross                                                                $ 1,419,878      $ 1,394,486
Accumulated depreciation and amortization                                                  (217,076)        (187,297)
                                                                                        -----------      -----------
Rental properties, net                                                                    1,202,802        1,207,189

Property held for sale (net of accumulated depreciation of $1,589 and $1,424
    as of September 30, 2004 and December 31, 2003, respectively)                             6,239            6,314
Investments in land and development                                                         148,240           67,493
Investments in unconsolidated operating joint ventures                                       12,031           12,211
Mortgage loans receivable                                                                    13,262           40,323
Leasing and financing costs (net of accumulated amortization of $17,822
    and $14,858 as of September 30, 2004 and December 31, 2003, respectively)                25,045           26,603
Cash and cash equivalents                                                                     6,183           18,992
Other assets                                                                                 27,843           26,114
                                                                                        -----------      -----------

TOTAL ASSETS                                                                            $ 1,441,645      $ 1,405,239
                                                                                        ===========      ===========

LIABILITIES
Mortgage loans                                                                          $   699,896      $   649,325
Unsecured bank line of credit                                                                95,090           89,941
Obligations associated with property held for sale                                              271              258
Other liabilities                                                                            33,165           36,901
                                                                                        -----------      -----------
  Total liabilities                                                                         828,422          776,425
                                                                                        -----------      -----------

MINORITY INTEREST                                                                            37,764           36,969

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 188,000,000 shares authorized, 31,940,790 and
27,847,477 shares issued and outstanding at September 30, 2004
   and December 31, 2003, respectively                                                           32               28
Preferred stock, $0.001 par value, 12,000,000 shares authorized, $25.00 liquidation preference, 6,850,325 and 9,956,300 shares issued and outstanding
   at September 30, 2004 and December 31, 2003, respectively                                      7               10
Additional paid-in capital                                                                  790,089          779,627
Deferred compensation                                                                        (4,734)          (2,977)
Distributions in excess of accumulated earnings                                            (209,935)        (184,843)
                                                                                        -----------      -----------
  Total stockholders' equity                                                                575,459          591,845
                                                                                        -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $ 1,441,645      $ 1,405,239
                                                                                        ===========      ===========

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FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including (i) the quote attributable to Mr. Batinovich in which he states that Glenborough is well positioned for earnings growth in 2006 with the recovery of the office market; (ii) the statements that occupancy and rents on renewals will result in increased revenues, that revenue gains will be offset by expense increases, and that in 2006 the occupancy and rent growth will outpace expense increases resulting in real NOI growth; and (iii) the statement that the Company believes 2005 Funds From Operations will be in the range of $2.00 to $2.04 per diluted common share. Although Glenborough believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Glenborough's actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from Glenborough's expectations include:

o    The failure of the economy to continue its expansion;

o    The failure of the economy to generate continued job growth;

o    The failure of the office market to recover with a growing economy;

o    Lower than expected retention of existing tenants;

o The failure of existing tenants to pay their contractually obligated rent or proportionate share of operating expense increases as a result of, among other factors, adverse changes in their financial condition;

o Glenborough's ability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration;

o    Changes in market rates for office space leases;

o Unanticipated increases in operating expenses, in particular utilities and real property taxes; o Adverse changes in the general economy and/or in real estate conditions (including rental rates, competition from other properties and demand for new developments), or the failure of such conditions to improve, particularly in the Company's core markets;

o Glenborough's ability to generate revenues at expected levels from sources other than real estate operations;
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GLENBOROUGH REALTY TRUST
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o    Financing risks such as increases in debt service requirements associated with variable-rate debt and Glenborough's ability to consummate planned financings and refinancings on the terms and within the time frames anticipated; and

o Other risks detailed from time to time in Glenborough's filings with the SEC.

Given these uncertainties, readers are cautioned not to place undue reliance on such statements. Glenborough assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FUNDS FROM OPERATIONS, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. Funds from operations is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that funds from operations is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

ADJUSTED FUNDS FROM OPERATIONS, or AFFO, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for depreciation and amortization including amortization of deferred financing costs, gains or losses on extinguishment of debt, and gains from the disposal of properties or asset impairments, less lease commissions and recurring and/or non-income producing capital expenditures, consisting of tenant improvements and certain capital expenditures, and less FASB 13 and FASB 141 rents. We believe that AFFO is a measure of the operating performance of equity REITs. Adjusted funds from operations is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete

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picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that funds from operations is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance. Further, AFFO as disclosed by other REITs may not be comparable to our calculation of AFFO.

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